EXHIBIT 5.1

Waste Management 800 Capitol Street Suite 3000 Houston, Texas 77002

July 31, 2026

Waste Management, Inc.

800 Capital Street, Suite 3000

Houston, Texas 77002

Re:        Registration Statement on Form S-8

Ladies and Gentlemen:

I am Vice President, General Counsel – Securities & Governance and Corporate Secretary for Waste Management, Inc., a Delaware corporation (the “Company”), and have acted in such capacity in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 3,000,000 shares of the Company’s common stock, $0.01 par value (the “Common Stock”), to be offered pursuant to the Company’s Employee Stock Purchase Plan and upon the terms and subject to the conditions set forth in the Registration Statement on Form S-8 (the “Registration Statement”) relating thereto to be filed with the Securities and Exchange Commission on or about July 31, 2026.

In connection therewith, I have examined originals or copies certified or otherwise identified to my satisfaction of the Registration Statement, the Certificate of Incorporation of the Company, as restated to date, the By-laws of the Company, as amended and restated to date, the Waste Management, Inc. Employee Stock Purchase Plan, as amended and restated to date (the “Plan”), the resolutions of the Board of Directors and records of the Annual Meeting of Stockholders of the Company relating to adoption and approval of the amendment and restatement of the Plan, and such other documents and instruments as I have deemed necessary or appropriate for the expression of the opinions contained herein.

I have assumed the genuineness of all signatures, the authenticity and completeness of all records, certificates and other instruments submitted to me as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies, the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined and the legal capacity to sign of all individuals executing records, certificates and other instruments.

Based on the foregoing, and having a regard for such legal considerations as I have deemed relevant, I am of the opinion that the shares of Common Stock have been duly authorized, and when issued and sold in accordance with the Plan, will be legally and validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name in the Registration Statement and the prospectus that forms a part thereof. In giving this consent, I do not admit thereby that I come within the category of person whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Courtney A. Tippy
Courtney A. Tippy
Vice President, General Counsel – Securities & Governance and Corporate Secretary